Exhibit 99.3

Viveve Announces Proposed Public Offering of Shares of Common Stock

ENGLEWOOD, CO--(Marketwired – December 6, 2018) - Viveve Medical, Inc. (“Viveve”) (NASDAQ: VIVE), a medical technology company focused on women’s intimate health, today announced that it has commenced an underwritten public offering of shares of its common stock. All shares of common stock will be offered by Viveve. Viveve expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock in connection with the public offering. Viveve intends to use the net proceeds from this offering to support the continued commercialization of its products in North America and internationally, to obtain additional regulatory clearances and to conduct the VIVEVE II Sexual Function and LIBERATE – International and LIBERATE – U.S. stress urinary incontinence (SUI) clinical trials, and for general corporate and working capital purposes.

Cowen is acting as sole book-running manager of the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The securities described above are being offered by Viveve pursuant to Viveve’s registration statements on Form S-3 (File Nos. 333-221432 and 333-213682) previously filed and declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The offering will be made only by means of a prospectus supplement and accompanying prospectuses. A preliminary prospectus supplement and accompanying prospectuses relating to and describing the terms of this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and accompanying prospectuses can be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by email at PostSaleManualRequests@broadridge.com, or by accessing the SEC’s website, www.sec.gov.

About Viveve

Viveve Medical, Inc. is a women’s intimate health company committed to advancing new solutions to improve women’s overall well-being and quality of life. The internationally patented Viveve® System, that delivers the Viveve treatment, incorporates cryogen-cooled, monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in over 50 countries. In the second quarter of 2018, Viveve initiated VIVEVE II, a multicenter, randomized, double-blind, sham-controlled clinical trial to assess improvement of sexual function in women following vaginal childbirth after receiving approval of an Investigational Device Exemption (IDE) application from the U.S. Food and Drug Administration (FDA) in March of 2018. If successful, this trial could support a marketing application for a new U.S. commercial indication. Currently, in the United States, the Viveve System is cleared by the FDA for use in general surgical procedures for electrocoagulation and hemostasis.

Viveve has initiated LIBERATE-International, one of two planned independent, multicenter, randomized registration trials for the improvement of SUI in women and plans to re-submit an IDE to the FDA for LIBERATE-U.S., after conducting certain safety testing in the third quarter of 2019. The results of these two trials, if successful, could support marketing applications in the U.S. and additional countries around the world for this new commercial indication.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our anticipated public offering, future expectations, plans and prospects for us, and the timing of these events, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and the prospectus supplement related to the public offering, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC, which are or will be available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

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